Exhibit 77(c)


Matters submitted to a Vote of Security Holders

On November 15, 2007, a Special Meeting of Shareholders for ING Brokerage Reserves Fund was held at which the shareholders were asked to approve (3A) a modification of the investment restriction on concentration; (3B) a modification of the investment restriction on diversification; (3C) a modification of the investment restriction on borrowing; (3D) a modification of the investment restriction on lending; (3E) a modification of the investment restriction on underwriting; (3F) a modification of the investment restriction on real estate;
(3G) a modification of the investment restriction on senior securities; (3H) a modification of the investment restriction on commodities; (4) the reclassification of the Fund's investment objective from fundamental to non-fundaments; and (5) a "Manager-of-Managers" arrangement for the Fund to permit the Fund's investment adviser, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of the Fund's shareholders.

                                                       Shares voted
                                      Shares voted      against or        Shares       Total Shares
                          Proposal         for           withheld       abstained          Voted
                          --------         ---           --------       ---------          -----
Brokerage Cash
Reserves Fund                3A      113,246,733.000  4,910,522.000   6,213,336.000   388,875,118.000
                             3B      114,649,744.000  3,579,396.000   6,141,451.000   388,875,118.000
                             3C      112,551,711.000  5,454,932.000   6,363,948.000   388,875,118.000
                             3D      113,481,676.000  4,440,756.000   6,448,159.000   388,875,118.000
                             3E      113,083,185.000  5,129,131.000   6,158,275.000   388,875,118.000
                             3F      112,816,542.000  5,193,972.000   6,360,077.000   388,875,118.000
                             3G      113,289,782.000  4,954,456.000   6,126,353.000   388,875,118.000
                             3H      112,520,401.000  5,760,931.000   6,089,259.000   388,875,118.000
                              4      111,860,643.000  5,102,773.000   7,407,175.000   388,875,118.000
                              5      111,039,956.000  7,469,197.000   5,861,438.000   388,875,118.000
*The Shareholder Meeting for Brokerage Cash Reserves was adjourned to December
17, 2007.

                                                       Shares voted
                                      Shares voted      against or        Shares       Total Shares
                          Proposal         for           withheld       abstained          Voted
                          --------         ---           --------       ---------          -----
Brokerage Cash
Reserves Fund                3A      202,710,510.000  8,116,628.000    8,165,291.000   388,875,118.000
                             3B      203,500,355.000  7,116,216.000    8,375,858.000   388,875,118.000
                             3C      201,489,544.000  8,912,000.000    8,590,885.000   388,875,118.000
                             3D      201,955,468.000  8,337,574.000    8,699,387.000   388,875,118.000
                             3E      202,216,485.000  8,330,294.000    8,445,650.000   388,875,118.000
                             3F      201,635,164.000  8,512,331.000    8,844,934.000   388,875,118.000
                             3G      201,947,889.000  8,391,997.000    8,652,543.000   388,875,118.000
                             3H      200,968,066.000  9,327,032.000    8,697,331.000   388,875,118.000
                              4      200,409,953.000  8,222,644.000   10,359,832.000   388,875,118.000
                              5      198,457,802.000  11,998,215.000   8,536,412.000   388,875,118.000

On November 15, 2007, a Special Meeting of Shareholders for ING Money Market Fund was held at which the shareholders were asked to approve (3A) a modification of the investment restriction on concentration; (3B) a modification of the investment restriction on diversification; (3C) a modification of the investment restriction on borrowing; (3D) a modification of the investment restriction on lending; (3E) a modification of the investment restriction on underwriting; (3F) a modification of the investment restriction on real estate;
(3G) a modification of the investment restriction on senior securities; (3H) a modification of the investment restriction on commodities; (4) the reclassification of the Fund's investment objective from fundamental to non-fundaments; and (5) a "Manager-of-Managers" arrangement for the Fund to permit the Fund's investment adviser, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of the Fund's shareholders.

                                                       Shares voted
                                      Shares voted      against or        Shares       Total Shares
                          Proposal         for           withheld       abstained          Voted
                          --------         ---           --------       ---------          -----
Money Market Fund            3A      108,195,228.336  2,603,420.192   3,939,021.241   123,580,345.769
                             3B      106,834,844.107  4,369,623.116   3,533,202.546   123,580,345.769
                             3C      106,481,538.236  4,402,335.701   3,853,795.832   123,580,345.769
                             3D      105,281,360.644  5,687,177.250   3,769,131.875   123,580,345.769
                             3E      107,626,162.370  3,299,523.812   3,811,983.587   123,580,345.769
                             3F      105,602,751.355  5,023,890.277   4,111,028.137   123,580,345.769
                             3G      105,782,261.416  5,127,802.863   3,827,605.490   123,580,345.769
                             3H      105,891,718.407  5,255,887.449   3,590,063.913   123,580,345.769
                              4      108,267,084.312  4,232,879.595   2,237,705.862   123,580,345.769
                              5      107,590,997.545  4,372,880.161   2,773,792.063   123,580,345.769
*The Shareholder Meeting for Money Market Fund was adjourned to December 17,
2007.

                                                       Shares voted
                                      Shares voted      against or        Shares       Total Shares
                          Proposal         for           withheld       abstained          Voted
                          --------         ---           --------       ---------          -----
Money Market Fund            3A      173,412,818.547  5,225,349.414   6,319,605.872   191,882,141.833
                             3B      172,030,569.077  7,023,599.825   5,903,604.931   191,882,141.833
                             3C      172,013,542.140  6,730,370.159   6,213,861.534   191,882,141.833
                             3D      170,587,479.459  8,232,572.066   6,137,722.308   191,882,141.833
                             3E      172,622,059.662  6,051,621.505   6,284,092.666   191,882,141.833
                             3F      171,126,195.062  7,291,064.274   6,540,514.497   191,882,141.833
                             3G      171,170,072.403  7,438,662.068   6,349,039.362   191,882,141.833
                             3H      171,204,946.302  7,777,154.435   5,975,673.096   191,882,141.833
                              4      174,062,735.343  6,539,177.532   4,355,860.958   191,882,141.833
                              5      172,115,673.947  8,102,987.474   4,739,112.412   191,882,141.833